UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 7, 2006

MTI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23418 (Commission File Number)	95-3601802 (I.R.S. Employer Identification No.)
17595 Cartwright Road
Irvine, California 92614
(Address of Principal Executive Offices) (Zip Code)
(949) 251-1101
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
SIGNATURES

Item 1.02 Termination of a Material Definitive Agreement.
     On June 7, 2006, MTI Technology Corporation (the “Company”) and EMC Corporation (“EMC”) mutually agreed to immediately terminate the Security Agreement, dated as of December 30, 2004, between the Company and EMC (the “Security Agreement”). The Company is a reseller and service provider of EMC’s products and EMC holds approximately 12% of the Company’s outstanding securities, assuming conversion and exercise of all Company securities that EMC currently holds.
     The Security Agreement granted EMC a security interest in certain of the Company’s assets to secure the Company’s and its subsidiaries’ obligations to EMC and EMC’s subsidiaries, divisions and affiliates, including the Company’s obligations under its existing supply agreements with EMC. The assets pledged under the Security Agreement as collateral consisted primarily of the Company’s accounts receivable generated from the sale of EMC products and services by the Company, related inventory and the proceeds of those accounts receivable and inventory. The termination of the Security Agreement does not affect the obligations of the Company or any of its subsidiaries under existing supply agreements with EMC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION
Date: June 13, 2006	By:	/s/ Scott J. Poteracki
Scott J. Poteracki
Executive Vice President, Chief Financial Officer and Secretary

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